As filed with the Securities and Exchange Commission on July 28, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOWN SPORTS INTERNATIONAL

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0640002
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

5 Penn Plaza (4th Floor)
New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Town Sports International Holdings, Inc. 2006 Stock Incentive Plan

(as amended and restated effective as of April 2, 2015

and as further amended effective as of March 24, 2016)

(Full Title of the Plan)

Carolyn Spatafora

Chief Financial Officer

Town Sports International Holdings, Inc.

5 Penn Plaza (4th Floor)

New York, New York 10001

(Name and Address of Agent for Service)

(212) 246-6700

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share	1,500,000	$2.545	$3,817,500	$384.43

(1)	This Registration Statement covers (i) 1,000,000 shares of the Registrant’s common stock available for issuance under the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective as of April 2, 2015 and as further amended effective as of March 24, 2016) (the “Plan”) and (ii) 500,000 shares of the Registrant’s common stock that may become available for issuance under the Plan as a result of outstanding awards that are terminated, expire or are otherwise canceled. This Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.
(2)	Calculated solely for purposes of the registration fee for this offering in accordance with paragraph (c) and (h)(1) of Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s common stock as reported by The NASDAQ Global Market on July 26, 2016.

EXPLANATORY NOTE

On May 12, 2016, at the 2016 annual meeting of shareholders of Town Sports International Holdings, Inc. (the “Company” or the “Registrant”), the Company’s shareholders approved an amendment (the “Amendment”) to the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective as of April 2, 2015) effective as of March 24, 2016 (as amended, the “Plan”). The Amendment provides that the number of shares of the Company’s common stock, par value $0.001 (the “Shares”), which may be granted under the Plan shall be increased by 1,000,000 Shares in addition to the 3,500,000 Shares which were previously authorized for issuance under the Plan.

This Registration Statement on Form S-8 relates to the additional 1,000,000 Shares authorized to be issued under the Plan and 500,000 Shares that may become available for issuance under the Plan as a result of outstanding awards that, in whole or in part, are terminated, expire or are otherwise canceled.

The contents of the Registration Statements on Form S-8 with respect to the Plan, including the Registration Statement on Form S-8 (Registration No. 333-205955), filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2015, the Registration Statement on Form S-8 (Registration No. 333-175884), filed with the Commission on July 29, 2011, the Registration Statement on Form S-8 (Registration No. 333-151965), filed with the Commission on June 26, 2008, and the Registration Statement on Form S-8 (Registration No. 333-135048), filed with the Commission on June 15, 2006, including the information contained therein, are hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement pursuant to General Instruction E of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company, are incorporated by reference herein:

(1)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 7, 2016;

(2)	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016, filed with the Commission on May 3, 2016 and July 28, 2016, respectively;

(3)	the Company’s Current Reports on Form 8-K, filed with the Commission on March 29, 2016, May 18, 2016 and May 26, 2016;

(4)	the description of the Company’s Common Stock in the Company’s Registration Statement on Form 8-A (File No. 000-52013) under Section 12(g) of the Exchange Act, as may be deemed to have been updated by the SEC’s order contained in Release No. 34-54240 (July 31, 2006) approving the Nasdaq application for Section 12(b) registration of Nasdaq listed company securities, made by Nasdaq on behalf of its listed companies pursuant to NASD Rule 4130 of the Financial Industry Regulatory Authority Rulebook as such description may be deemed to have been updated by the disclosure in the Company’s Current Reports on Form 8-K, filed on May 19, 2008 and September 17, 2014.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. The Company is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K, or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities

Not required to be filed with this Registration Statement pursuant to General Instruction E of Form S-8.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities offered hereby has been passed upon by Stuart M. Steinberg, Esq., counsel to the Registrant.

Item 6. Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement pursuant to General Instruction E of Form S-8.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (File No. 000-52013)).

4.2	Third Amended and Restated By-Laws of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the Commission on September 17, 2014 (File No. 000-52013)).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 19, 2008 (File No. 000-52013)).

4.4	Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective as of April 2, 2015) (incorporated by reference to Appendix B of the Registrant’s definitive Proxy Statement on Schedule 14A filed on March 29, 2016).

4.5	Amendment No. 1 to the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective April 2, 2015) (incorporated by reference to Appendix A of the Registrant’s definitive Proxy Statement on Schedule 14A filed on March 29, 2016).

5.1	Opinion of Stuart M. Steinberg, Esq., counsel to the Registrant.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Stuart M. Steinberg, Esq., counsel to the Registrant (included in Exhibit 5.1).*

24	Power of Attorney (included on signature page).*

*	Filed herewith.

Item 9. Undertakings.

Not required to be filed with this Registration Statement pursuant to General Instruction E of Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of July, 2016.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Carolyn Spatafora
	Name:	Carolyn Spatafora
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Carolyn Spatafora as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Patrick Walsh Patrick Walsh	Executive Chairman (Principal Executive Officer)	July 28, 2016

/s/ Carolyn Spatafora Carolyn Spatafora	Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2016

/s/ Martin J. Annese Martin J. Annese	Director	July 28, 2016

/s/ Jason M. Fish Jason M. Fish	Director	July 28, 2016

/s/ Thomas J. Galligan III Thomas J. Galligan III	Director	July 28, 2016

/s/ L. Spencer Wells L. Spencer Wells	Director	July 28, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (File No. 000-52013)).

4.2	Third Amended and Restated By-Laws of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the Commission on September 17, 2014 (File No. 000-52013)).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 19, 2008 (File No. 000-52013)).

4.4	Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective as of April 2, 2015) (incorporated by reference to Appendix B of the Registrant’s definitive Proxy Statement on Schedule 14A filed on March 29, 2016).

4.5	Amendment No. 1 to the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective April 2, 2015) (incorporated by reference to Appendix A of the Registrant’s definitive Proxy Statement on Schedule 14A filed on March 29, 2016).

5.1	Opinion of Stuart M. Steinberg, Esq., counsel to the Registrant.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Stuart M. Steinberg, Esq., counsel to the Registrant (included in Exhibit 5.1).*

24	Power of Attorney (included on signature page).*

*	Filed herewith.